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                                                                     Exhibit 4.2

                        TECHNICAL CONSUMER PRODUCTS, INC.

               STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT

                  This Stock Restriction and Registration Rights Agreement (this "AGREEMENT") is entered into as of December 6, 2001, by and among Technical Consumer Products, Inc., a Delaware corporation (the "COMPANY"), and those holders (individually, a "HOLDER" and collectively, the "HOLDERS") of the Common Stock of the Company set forth on EXHIBIT A attached hereto. Capitalized terms used herein and not defined in context will have the respective meanings given to them in SECTION 3.

                                    AGREEMENT
                                    ---------

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   RESTRICTIONS ON TRANSFER.

     1.1 RESTRICTIONS. Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in SECTION 2 hereof), the Holder thereof will give written notice to the Company of his intention to effect such transfer. Each such notice will describe the manner of the proposed transfer and, if requested by the Company, will be accompanied by an opinion of counsel reasonable satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Holder will be entitled to transfer the Registrable Securities in accordance with the terms of the notice. Each certificate or instrument transferred as above provided will bear the legend set forth in SECTION 1.2, except that such certificate or instrument will not bear such legend if (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, (ii) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (iii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such Registrable Securities in a public sale without registration under the Securities Act.

     1.2 LEGEND. Each certificate representing Registrable Securities (the "RESTRICTED SHARES") will (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable laws):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR QUALIFIED UNDER ANY SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF UNLESS REGISTERED UNDER SUCH ACT


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          AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS AN
          APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS IS AVAILABLE AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, IS DELIVERED TO THE COMPANY PROVIDING THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

         Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Shares in order to implement the restrictions on transfer established in this SECTION 1.

         Any legend endorsed on a certificate pursuant to this SECTION 1.2 and any stop transfer instructions with respect to such legended Restricted Shares will be removed, and the Company will issue a certificate without such legend to the holder of such Restricted Shares, if such Restricted Shares cease to be subject to the restrictions on transfer set forth in this Agreement.

2.   Registration

     2.1  PIGGYBACK REGISTRATIONS.

         (a) Procedure. If, at any time or from time to time, the Company determines to register any Common Stock, either for its own account or the account of a security holder or holders (other than in a Qualified IPO or a Special Registration Statement), the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company by any Holder.

         (b) Underwritten Offering. If the registration statement under which the Company gives notice under this SECTION 2.1 is for an underwritten offering, the Company will so advise the Holders of Registrable Securities. The right of any Holder to registration pursuant to this SECTION 2.1 will be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the


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effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration, and will not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

         (c) Company's Right to Terminate. The Company will have the right to terminate or withdraw any registration initiated by it under this SECTION 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration will be borne by the Company in accordance with
SECTION 2.2 hereof.

     2.2 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses (other than Selling Expenses) incurred in connection with any registration pursuant to SECTION 2.1 will be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder will be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of shares so registered.

     2.3 PRO RATION. If Registrable Securities are to be included under SECTIONS
2.1 above in a registration statement that pertains to one or more underwritten public offerings and the managing underwriters impose a limitation on the number of shares of Common Stock that may be included in such registration statement, the Company will so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting will be allocated in the following manner: the securities of the Company held by other stockholders (other than Registrable Securities held by Holders exercising their contractual rights hereunder and stockholders exercising a contractual demand registration right initiating such registration ("DEMANDING HOLDERS") or exercising a contractual piggyback registration right to include their securities in such registration ("OTHER RIGHTS HOLDERS")) will be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and such Other Rights Holders will be reduced, on a pro rata basis (based on the number of shares held by such holder), by such minimum number of shares as is necessary to comply with such limitation. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round up the number of shares allocated to any Holder to the nearest 100 shares.

     2.4 REGISTRATION PROCEDURES. Whenever required to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

         (a) Prepare and File Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto;


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         (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;

         (c) Furnish Registration Statement and Prospectus. Furnish to the Holders participating in such registration and to the underwriters, if any, such reasonable number of copies of the registration statement and any preliminary or final prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holders;

         (d) State Securities Laws. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states or jurisdictions as is reasonably requested by the Holders; PROVIDED, HOWEVER, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

         (e) Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

         (f) Notice of Changes. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the securities covered by such registration statement, such prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in light of the circumstances then existing;

         (g) Listing on Securities Exchange. Use its reasonable efforts to cause all such Registrable Securities registered hereunder to be listed on each securities exchange, or quoted in a U.S. automated inter-dealer quotation system, as the case may be, on which similar securities issued by the Company are then listed or quoted;

         (h) Transfer Agent and Registrar. Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and


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         (i) Legal and Accounting Opinions. Use its reasonable efforts to cause to be furnished, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (A) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (B) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     2.5 TERMINATION OF REGISTRATION RIGHTS. A Holder's registration rights hereunder will expire on the earlier of: (a) five (5) years after the consummation of the Company's Qualified IPO; or (b) at such time as all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period without being subject to the volume limitations contained therein.

     2.6 DELAY OF REGISTRATION; FURNISHING INFORMATION.

         (a) Delay of Registration. No Holder has any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this SECTION 2.

         (b) Furnishing Information. It is a condition precedent to the obligations of the Company to take any action pursuant to SECTION 2.1 with respect to Registrable Securities of a Holder that such Holder furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of such securities by such Holder as is required to effect the registration of such Holder's Registrable Securities.

     2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under SECTION 2.1:

         (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (each, a "VIOLATION") by the Company:

             (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto;


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             (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

             (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under any of them in connection with the offering covered by such registration statement.

                  The Company will pay to each such Holder, partner, officer, director, underwriter or controlling Person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SUBSECTION 2.7(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent will not be unreasonably withheld, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling Person of such Holder.

         (b) By Selling Holders. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, any underwriter and any other Holder or other Person selling securities under such registration statement or any of such other Holder's or other Person's partners, directors or officers or any Person who controls such Holder or other Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter or other such Holder or other Person, or partner, director, officer or controlling Person of such other Holder or other Person may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration. Each such Holder will pay any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder or other Person, or partner, officer, director or controlling Person of such other Holder or other Person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this SUBSECTION 2.7(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and PROVIDED FURTHER, that in no


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event will the total amounts payable in indemnity by a Holder under this
SUBSECTION 2.7(b) in respect of any Violation exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

         (c) Notice. Promptly after receipt by an indemnified party under this
SECTION 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 2.7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties that may be represented without conflict by the same counsel) will have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual differing interests between such indemnified party and any other party represented by such counsel in such proceeding and such differing interests are confirmed in writing by legal counsel of the indemnified party or parties seeking separate counsel. The failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under this SECTION 2.7 unless the failure to give such notice is materially prejudicial to any indemnifying party's ability to defend such action.

         (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement will not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         (e) Contribution. If the indemnification provided for in this SECTION
2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct


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or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder in connection with such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (f) Survival. The obligations of the Company and Holders under this
SECTION 2.7 will survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that (a) is a Holder's family member or a trust for the benefit of an individual Holder, (b) is another Holder, or (c) acquires at least five shares of Registrable Securities (as adjusted for stock dividends or subdivisions, splits or combinations of the Company's Common Stock); PROVIDED, HOWEVER, that (i) the transferor will, after such transfer, promptly furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, and (ii) such transferee will agree to be subject to all restrictions set forth in this Agreement.

     2.9 "MARKET STAND-OFF". Each Holder will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed the period starting with the filing with the SEC, and one hundred eighty
(180) days following the effective date of, any registration statement (other than a Special Registration Statement), PROVIDED that all officers and directors of the Company and holders of at least one percent (1%) (or such lesser or greater percentage as may be required by the Company's underwriters to give a similar lock-up) of the Company's voting securities enter into similar agreements.

         For purposes of this SECTION 2.9, the term "Company" includes any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company has the right to place restrictive legends on the certificates representing the shares subject to this SECTION 2.9 and to impose stop transfer instructions with respect to the Registrable Securities and such other securities (and the securities of the Company held by every other Person subject to the foregoing restriction) until the end of such period. Each Holder will enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested. Each Holder will execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect


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thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder will provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) of the Company subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities will be bound by this SECTION 2.9.

     2.10 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration (after such time as a public market exists for the Common Stock), the Company will use its reasonable efforts to:

         (a) Maintain Public Information. Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public;

         (b) File Reports. File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act (at any time after the Company has become subject to the reporting requirements thereof); and

         (c) Furnish Compliance Statement and Reports. So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements thereof);
(ii) a copy of the most recent annual or quarterly report of the Company; and
(iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.   DEFINITIONS.

     3.1 GENERALLY. As used in this Agreement, the following terms have the following respective meanings:

         (a) "COMMON STOCK" means the common stock, $0.001 par value, of the Company.

         (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (c) "HOLDER" means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with SECTION 2.8 hereof.


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         (d) "PERSON" means any natural person, corporation, partnership, association, joint stock company, trust, joint venture, limited liability company or other entity.

         (e) "QUALIFIED IPO" means the Company's first public offering conducted by a nationally recognized underwriter pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of Common Stock, in whole or in part, for the account of the Company in which the aggregate offering price (before deduction of underwriting discounts and commissions) equals or exceeds $15,000,000 and in which the price per share of the Common Stock equals or exceeds (before deduction of underwriting discounts and commissions) $6.00.

         (f) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         (g) "REGISTRABLE SECURITIES" means Common Stock issued by the Company to a Holder as of the date of this Agreement (as such shares may be adjusted upon the occurrence of any stock dividend or subdivision, combination or split of such shares). Notwithstanding the foregoing, Registrable Securities do not include any securities sold by a Person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under SECTION 2 of this Agreement are not assigned.

         (h) "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with SECTION 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders (which fees are not to exceed $25,000), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which will be paid in any event by the Company).

         (i) "SEC" means the Securities and Exchange Commission.

         (j) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (k) "SELLING EXPENSES" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered for the account of the Holders and all fees and disbursements of counsel for the Holders not included in the definition of Registration Expenses.

         (l) "SPECIAL REGISTRATION STATEMENT" means a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

4.   MISCELLANEOUS.

     4.1  AMENDMENT AND WAIVER.


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         (a) Amendments. Except as otherwise expressly provided, this Agreement may be amended or modified in whole or in part only by a writing that makes reference to this Agreement executed by the Company and the Holders holding at least a majority of the then outstanding shares of Registrable Securities. Any amendment effected in accordance with this SECTION 4.1 will be binding upon all of the parties hereto.

         (b) Waivers. Except as otherwise expressly provided, the obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing that makes reference to this Agreement executed by the Holders holding at least majority of the then outstanding shares of Registrable Securities. Any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein is not to be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under any other provision of this Agreement or any other agreement provided for herein. Any waiver effected in accordance with this SECTION 4.1 will be binding upon all of the parties hereto.

         (c) Record Holders. For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company will be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

     4.2 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement, or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, are cumulative and not alternative.

     4.3 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes in its entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between or among any of the parties with respect to the subject matter hereof.

     4.4 GOVERNING LAW. This Agreement is to be in all respects governed by and construed in accordance with the internal substantive laws of Ohio, without giving effect to the principles of conflicts of law thereof, and the laws of the United States applicable therein. Each party hereto will submit to the exclusive jurisdiction of the federal and state courts of Ohio with respect to the breach or the performance of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

     4.5 NOTICES. All notices required or permitted hereunder must be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, to a domestic address, (d) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, to an international address, (e) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to a domestic address or (f) three (3) days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to an international address. All communications must be addressed (i) in the case of the Company, to the address set forth on the signature page hereto or such other address as the Company may designate by ten (10) days advanced written notice to the other parties hereto; (ii) in the case of any Holder that is an original party to this Agreement, to the address of such Holder as set forth on EXHIBIT A or such other address as such Holder may designate by ten (10) days advanced written notice to the other parties hereto; and (iii) in the case of any Holder that is a permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time.

     4.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

     4.7 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, except as is expressly provided otherwise herein. Except for transfers that are expressly permitted under this Agreement, no party hereto may assign or transfer its rights hereunder without the prior written consent of the other parties hereto.

     4.8 THIRD PARTIES. Except as contemplated under SECTION 2.7, nothing expressed or implied in this Agreement is intended, or is to be construed, to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement.

     4.9 EXHIBITS. The exhibits attached to this Agreement are incorporated herein and are a part of this Agreement for all purposes.

     4.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.

     4.11 SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. Any provision of this Agreement finally determined to be unlawful, invalid, illegal or unenforceable in any respect will be deemed severed from this Agreement, but every other provision of this Agreement will remain in full force and effect, and such unlawful, invalid, illegal or unenforceable provision will be reformed and construed so that it will be lawful, valid, legal and enforceable and reflect the original intent of the parties hereto, to the maximum extent permitted by law.

     4.12 FURTHER INSTRUMENTS AND ACTIONS. The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each party hereto will cooperate affirmatively with all other parties hereto, to the extent reasonably requested by such parties, to enforce rights and obligations herein provided.

     4.13 ATTORNEYS' FEES. If any dispute among the parties to this Agreement results in litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of any appeal.

     4.14 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

     4.15 CONSTRUCTION. All pronouns contained herein, and any variations thereof, will be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Restriction and Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                       HOLDERS:

TECHNICAL CONSUMER PRODUCTS, INC.
                                               /s/Ellis Yan
                                               ---------------------------------
By:    /s/Matthew G. Lyon                      Name:  Ellis Yan
       --------------------------------
       Name:  Matthew G. Lyon
       Title: Vice President-Finance           /s/Matthew Lyon
              and Operations and Treasurer     ---------------------------------
                                               Name:  Matthew Lyon
Address: 300 Lena Drive
         Aurora, Ohio  44202                   /s/James Coleman
                                               ---------------------------------
                                               Name:  James Coleman

                                    EXHIBIT A

                               SCHEDULE OF HOLDERS


                     NAME AND ADDRESS                         SHARES
----------------------------------------------------  ------------------------


       ELLIS YAN
             300 Lena Drive                                     150
             Aurora, Ohio  44202


       MATTHEW LYON
             300 Lena Drive                                     30
             Aurora, Ohio  44202


       JAMES COLEMAN
             300 Lena Drive                                     10
             Aurora, Ohio  44202

                                                             ------------
TOTAL:                                                          190
                                                             ============